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                                                                      EXHIBIT 12

Tambrands Inc.
FORM 10-K
PART IV, Item 14., Exhibit 12

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)

The following table sets forth the Company's ratio of earnings to fixed charges for the periods indicated.


                                                         Year Ended
(in thousands, except ratios)                           December 31,
                                         ------------------------------------------
                                           1993     1992     1991     1990    1989
                                         -------  -------  -------  -------  ------
Earnings:
  Income before income taxes             118,652  191,863  131,825  154,696  30,859
  Fixed charges                            6,549    9,897   10,258   13,149   9,490
                                         -------  -------  -------  -------  ------
    EARNINGS                             125,201  201,760  142,083  167,845  40,349
                                         =======  =======  =======  =======  ======


Fixed charges:
  Interest portion of operating
   lease expense:
     Operating lease expense               5,027    4,031    4,204    2,221   2,053
     Assumed interest factor                0.33     0.33     0.33     0.33    0.33
                                         -------  -------  -------  -------  ------
       Interest portion of operating
        lease expense                      1,659    1,330    1,387      733     677
  Interest expense                         4,890    8,567    8,871   12,416   8,813
                                         -------  -------  -------  -------  ------
    FIXED CHARGES                          6,549    9,897   10,258   13,149   9,490
                                         =======  =======  =======  =======  ======
RATIO OF EARNINGS TO FIXED CHARGES          19.1     20.4     13.9     12.8     4.3
                                         =======  =======  =======  =======  ======